                                                                    EXHIBIT 10.7

                                 LOAN AGREEMENT

                                    BETWEEN

                      GOODRICH PETROLEUM COMPANY, L.L.C.,
                A LOUISIANA LIMITED LIABILITY COMPANY (BORROWER)

                                      AND

                         MALLOY ENERGY COMPANY, L.L.C.,
                 A DELAWARE LIMITED LIABILITY COMPANY (LENDER)

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                               TABLE OF CONTENTS
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                                                                                  PAGE
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
ARTICLE I. DEFINITIONS..........................................................    1
    1.1   Defined Terms.........................................................    1
    1.2   Accounting Terms......................................................    5
    1.3   Singular/Plural.......................................................    5
    1.4   Other Terms...........................................................    5

ARTICLE II. AMOUNT AND TERMS OF THE LOANS.......................................    6
    2.1   Loans.................................................................    6
    2.2   Note..................................................................    7
    2.3   Payments; Mandatory Prepayments.......................................    7
    2.4   Interest..............................................................    8
    2.5   Method of Payments; Computations......................................    9
    2.6   Use of Proceeds.......................................................    9
    2.7   Recovery of Payments..................................................    9
    2.8   Subordination.........................................................   10

ARTICLE III. CLOSING; CONDITIONS OF CLOSING AND BORROWING.......................   10
    3.1   Conditions of Closing and the making of the Initial Loan..............   10
    3.2   Conditions of All Loans...............................................   10

ARTICLE IV. REPRESENTATIONS AND WARRANTIES......................................   11
    4.1   Corporate Organization and Power......................................   11
    4.2   Litigation; Government Regulation.....................................   11
    4.3   Taxes.................................................................   11
    4.4   Enforceability of Loan Documents; Compliance with Other Instruments...   11
    4.5   Event of Default......................................................   12
    4.6   Full Disclosure.......................................................   12
    4.7   Title to Assets.......................................................   12
    4.8   Use of Proceeds.......................................................   12
    4.9   Priority..............................................................   12

ARTICLE V. AFFIRMATIVE COVENANTS................................................   13
    5.1   Financial and Business Information about the Borrower.................   13
    5.2   Notice of Certain Events..............................................   13
    5.3   Corporate Existence and Maintenance of Properties.....................   13
    5.4   Payment of Debt.......................................................   14
    5.5   Maintenance of Insurance..............................................   14
    5.6   Maintenance of Books and Records; Inspection..........................   14
    5.7   Compliance with Laws..................................................   14
    5.8   Name Change...........................................................   15
    5.9   Additional Collateral.................................................   15

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
ARTICLE VI. NEGATIVE COVENANTS..................................................   15
    6.1   Merger, Consolidation, Ownership......................................   15
    6.2   Liens and Encumbrances................................................   15
    6.3   Disposition of Assets.................................................   15
    6.4   Transactions with Related Persons.....................................   15

ARTICLE VII. EVENTS OF DEFAULT..................................................   16
    7.1   Events of Default.....................................................   16

ARTICLE VIII. RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT .......................   17
    8.1   Remedies..............................................................   17
    8.2   Right of Setoff.......................................................   18

ARTICLE IX. LENDER ACQUISITION RIGHTS...........................................   18
    9.1   Option Interest.......................................................   18
    9.2   Extension of Election Period..........................................   19
    9.3   Reduction of Maximum Line of Credit Amount............................   19

ARTICLE X. MISCELLANEOUS........................................................   19
   10.1   Survival..............................................................   19
   10.2   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial..........   20
   10.3   Notice................................................................   20
   10.4   Amendments, Waivers, etc..............................................   21
   10.5   Rights and Remedies Cumulative, Non-Waiver, etc.......................   21
   10.6   Binding Effect, Assignment............................................   22
   10.7   Severability..........................................................   22
   10.8   Entire Agreement......................................................   22
   10.9   Interpretation........................................................   22
   10.10  Counterparts, Effectiveness...........................................   22
   10.11  Conflict of Terms.....................................................   22
   10.12  Injunctive Relief.....................................................   22
   10.13  Expenses of the Lender................................................   23

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

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT, effective as of the 8th day of March, 2002, is made between GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (the "Borrower") and MALLOY ENERGY COMPANY, L.L.C., a Delaware limited liability company (the "Lender").

                                    RECITALS

     WHEREAS, the Lender is willing to make the Loans described herein based on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     1.1 Defined Terms. For purposes of this Loan Agreement, in addition to the terms defined elsewhere in this Loan Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" shall mean, as to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies through the ownership of voting securities, by agreement or otherwise.

     "Agreement" or "this Agreement" or "Loan Agreement" shall mean this Loan Agreement and any amendments, modifications and supplements hereto, any replacements, renewals, extensions and restatements hereof, and any substitutes herefor, in whole or in part and all Schedules and Exhibits hereto.

     "Authorized Officer" shall mean any officer of the Borrower authorized by Borrower to take the action specified herein.

     "Bankruptcy Code" shall mean 11 U.S.C. (S) 101 et seq., as amended, and any successor statute or statute having substantially the same function.

     "Borrowing" shall mean the incurrence by the Borrower on a given date of a Loan.

     "Borrowing Date" shall have the meaning assigned to such term in Section
2.1.

     "Business Day" shall mean any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in New York, New York, are required by law to be closed.

     "Capital Lease" shall mean any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

     "Closing" shall mean the closing of the execution and delivery of this Agreement.

     "Closing Date" shall mean the date upon which the Closing takes place.

     "Collateral" shall mean (x) all right, title and interest of the Borrower in the Collateral described in the Mortgage and (y) all other collateral at any time and from time to time granted to secure any of the Obligations, whether in accordance with Section 5.9 hereof or otherwise.

     "Default" shall mean any event that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "Event of Default" shall have the meaning specified in Article VII hereof.

     "Financing Statements" shall mean financing statements approved for filing in accordance with the applicable adopted version of the Uniform Commercial Code and all other titles, documents, and certificates that the Lender may require from the Borrower or any other Loan Party to describe and perfect the security interests created hereunder, under the Mortgage or under the other Loan Documents, and all assignments thereof and amendments thereto, in form and substance satisfactory to the Lender.

     "GAAP" shall mean generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Highest Lawful Rate" shall have the meaning specified in Section 2.4(c) hereof.

     "IRS" shall mean the Internal Revenue Service and any successor thereto.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Loan" shall have the meaning specified in Section 2.1(a).

     "Loan Documents" shall mean and collectively refer to this Agreement, the Note, the Mortgage, the Financing Statements, and any and all agreements, instruments and documents, including, without limitation, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust account agreements and all other written matters, whether heretofore, now or hereafter, executed by or on behalf of the Borrower or any Subsidiary or any other Person and delivered to the Lender, with respect to securing the Obligations under this Agreement and the other Loan Documents or otherwise with respect to the extensions of credit contemplated by this Agreement, including, without limitation, those agreements and other documents executed and delivered in accordance with Section 5.9 hereof, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "Loan Party" means the Borrower or any other Person who at any time executes and delivers to the Lender a Loan Document.

     "Margin Stock" means any margin stock within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System or any other regulations, interpretations or rulings thereunder.

     "Material Adverse Effect" or "Material Adverse Change" shall mean a material adverse effect upon, or a material adverse change in, any of (a) the condition (financial or otherwise), operations, business, properties or prospects of the Borrower or any of its Subsidiaries; or (b) the ability of the Borrower or any Loan Party to perform under the Loan Documents.

     "Maturity Date" shall mean December 31, 2004.

     "Maximum Line of Credit Amount" shall mean at any time the maximum amount of Loans that may be advanced at such time pursuant to the terms hereof and shall initially be $7,700,000.00, subject to reduction from time to time pursuant to the provisions of Article IX hereof.

     "Mortgage" shall mean that certain Mortgage and Security Agreement dated as of the date hereof by and between the Borrower and the Lender pursuant to which the Borrower has granted to the Lender a mortgage on and security interest in all of its property and assets as collateral security for the Obligations under this Agreement and the other Loan Documents.

     "Notice of Borrowing" shall have the meaning assigned to such term in
Section 2.1(b).

     "Note" shall mean the promissory note referred to in the first sentence of
Section 2.2 together with any amendments, modifications and supplements thereto and renewals, extensions and restatements thereof, and any substitutes therefor.

     "Obligations" shall mean (i) the Loans and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower or any other Loan Parties to the Lender of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, arising under this Agreement, the Note or the other Loan Documents, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired and (ii) all interest (including, to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys' fees and any other sums payable by the Borrower or any other Loan Party to the Lender under this Agreement or any of the other Loan Documents.

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

     "Oil and Gas Assets" shall have the meaning assigned to such term in
Article IX hereof.

     "Option Interests" shall have the meaning assigned to such term in Article IX hereof.

     "Permitted Liens" shall mean any of the following liens, restrictions or encumbrances securing any liability or indebtedness of the Borrower or any Subsidiary on, or otherwise affecting, any of the Borrower's or such Subsidiary's property, real or personal, whether now owned or hereafter acquired:

     (a)  Senior Liens;

     (b)  Liens granted to Lender;

     (c) Liens imposed by mandatory provisions of law of carriers, warehousemen, mechanics, repairmen and materialmen and other like liens required by provisions of law and incurred in the ordinary course of business for sums not yet due and payable (or with respect to any obligation not greater than $5,000, not more than sixty (60) days past the date of service) or that are being contested in good faith and with due diligence by appropriate proceedings;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or liens arising from good faith deposits in connection with letters of credit, bids, tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business, provided that all such liens in the aggregate would not have a Material Adverse Effect;

     (e) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that all such liens in the aggregate have no Material Adverse Effect;

     (f) Easements, rights of way, zoning restrictions and other similar encumbrances on real estate that do not materially impair the value of the property to which they relate; and

     (g) Any other liens or encumbrances constituting Permitted Liens under the Senior Agreement or as the Lender may otherwise approve in writing from time to time.

     "Person" shall mean a corporation, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or other Governmental Authority or any other legal entity.

     "Purchase Agreement" shall have the meaning assigned to such term in
Article IX hereof.

     "Requirement of Law" means, as to any Person, the charter, articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Senior Agreement" shall mean that certain Credit Agreement dated November 9, 2001 by and between Goodrich Petroleum Company, L.L.C., the Lenders now or hereafter party thereto (the "Senior Lenders") and BNP Paribas, as agent for such Senior Lenders (the "Senior Agent"), as the same may be modified, amended or restated from time to time.

     "Senior Indebtedness" shall mean (i) all loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to Senior Agent, any Senior Lender or any of their respective Affiliates of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing arising under the Senior Agreement, or any other Loan Document (as defined in the Senior Agreement) or Swap Agreement (as defined in the Senior Agreement), or in any other way related to such agreement, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired and (ii) all interest (including, to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys' fees and any other sums payable by the Borrower to Senior Agent or any Senior Lender under the Senior Agreement, any Swap Agreement or any of the other Loan Documents (as defined in the Senior Agreement).

     "Senior Liens" shall mean the liens granted in favor of Senior Agent or any Senior Lender pursuant to or in connection with the Senior Agreement.

     "Subordination Agreement" means that certain Subordination and Intercreditor Agreement of even date herewith by and among Lender, Borrower, the "Guarantors" described therein and Senior Agent, as the same may be modified, restated or amended from time to time.

     "Subsidiary" of any Person means (x) any entity of which more than 50% (in number of votes) of the voting capital stock (or equivalent interests) is owned of record or beneficially, directly or indirectly through one or more intermediaries, by that Person or (y) any general or limited partnership of which such Person, or any of its Subsidiaries, is the sole, controlling or managing general partner.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of New York, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.

     1.2. Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with GAAP, acknowledging that Borrower employs the cash method of accounting for income tax reporting purposes.

     1.3 Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     1.4 Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the

                                       5
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State of New York, as in effect on the date hereof, to the extent the same are used or defined therein.

                                  ARTICLE II.
                         AMOUNT AND TERMS OF THE LOANS

     2.1  Loans.

     (a) Until the Maturity Date, and subject to the terms and conditions herein contained, the Lender shall provide a line of credit (the "Line of Credit") to the Borrower as provided in this Section 2.1. The parties hereto agree that all loans made under the Line of Credit shall be subject to and on the terms and conditions of this Agreement (each such loan, a "Loan" and collectively, the "Loans"). The Loans shall be made to the Borrower, from time to time on any Business Day during the period from the date hereof to but not including the Maturity Date, provided that (i) the aggregate principal amount of the Loans at any time outstanding shall not exceed the Maximum Line of Credit Amount; and
(ii) no Borrowing shall be requested by the Borrower or made by the Lender if, immediately after giving effect thereto, a Default or Event of Default would exist. The proceeds of the Loans shall be used by Borrower for capital expenditures, for acquisitions of oil and gas interests, for drilling and completion expenses, for general working capital needs and for any other purpose approved by Lender, but in no event shall the proceeds of any Loan be used for the purpose of purchasing or carrying any Margin Stock.

     (b) The Borrower may request no more than two (2) Borrowings under the Line of Credit in any calendar month. Whenever the Borrower desires to make a Borrowing under the Line of Credit, the Borrower will give the Lender written notice (by telecopier or otherwise), prior to 11:00 a.m., Houston time, at least five (5) Business Days prior to such Borrowing. Each such notice (each, a "Notice of Borrowing") shall be irrevocable and shall be appropriately completed to specify (i) the principal amount of the Loan to be made pursuant to such Borrowing; (ii) the requested date of the Borrowing (the "Borrowing Date"), which shall be a Business Day; and (iii) the intended use of the proceeds of such Borrowing. In addition, the Borrower shall deliver such other documentation relating to the proposed Borrowing or the Borrower's business and operations as the Lender may, in its sole discretion, request.

     (c) The Lender will make the amount of such Borrowing available to the Borrower according to the instructions contained in the Notice of Borrowing, no later than 2:00 p.m., Houston time, on the Borrowing Date. The Borrower hereby authorizes the Lender to disburse the proceeds of each Borrowing in accordance with the terms of any written instructions from any of the Authorized Officers.

     (d) Interest on the Loans shall accrue in accordance with the provisions of
Section 2.4. Accrued (and theretofore unpaid) interest on the Loans shall be payable the first day of each month commencing with May, 2002 and continuing monthly thereafter.

     (e) The Borrower shall have the right from time to time to prepay the Loans, in whole or in part, without premium or penalty, and may reborrow any sums so repaid on the terms set forth herein.

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

     (f) The Loans are subject to payment, from time to time, as a result of the Lender's obligation to pay for Option Interests by reducing the amount of outstanding principal on the Loans as more specifically set forth in Article IX hereof.

     2.2  Note.

     (a) The Loans made by the Lender shall be evidenced by a promissory note appropriately completed in substantially the form of Exhibit A. The Note issued to the Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Lender, (iii) be dated as of the date hereof, (iv) be in a stated principal amount equal to the initial Maximum Line of Credit Amount, (v) bear interest in accordance with the provisions of Section 2.4, as the same may be applicable from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof.

     (b) The Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof; provided, however, that the failure of the Lender to make any such recordation or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. Within 30 days after the end of each month, the Lender shall furnish to the Borrower a detailed summary of all Borrowings, interest charges, payments and prepayments hereunder during such month; provided, however, that the failure to so furnish any such summary(ies) shall not affect the Borrower's obligations hereunder or under any other Loan Document; nor shall the Lender have any liability for any such failure(s).

     2.3  Payments; Mandatory Prepayments.

     (a) In the event that the principal amount of Loans outstanding as of any date shall exceed the Maximum Line of Credit Amount as of such date, the Borrower shall prepay the amount of such excess within five (5) days after receipt of notice of such excess from the Lender.

     (b) The Borrower shall repay the Note in full on the Maturity Date, together with all accrued and unpaid interest thereon to such date.

     (c) All payments under this Agreement and the Note shall be made in the State of New York to such bank account as shall be designated from time to time by the Lender to the Borrower.

     In the event that payments made hereunder by the Borrower at any particular time are insufficient to satisfy in full the outstanding Obligations, such payments shall be applied (i) first, to expenses due pursuant to the terms of this Agreement or any other Loan Document, (ii) second, to accrued and unpaid interest on Loans and (iii) third, to the outstanding principal amount of Loans.

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

     2.4  Interest.

     (a) The Borrower will pay interest in respect of the unpaid principal amount from time to time of the Loans, from the date of Borrowing thereof until such principal amount shall be paid in full, at a rate per annum equal to the lesser of (i) eight percent (8%) per annum and (ii) the Highest Lawful Rate.

     (b) Upon the occurrence and during the continuance of an Event of Default, all outstanding principal amounts of the Loans and, if and to the extent permitted by law, all interest accrued on the Loans and all other fees and amounts not paid when due hereunder, shall bear interest at a rate per annum equal to the lesser of (i) twelve percent (12%) per annum and (ii) the Highest Lawful Rate and such interest shall be payable on demand. To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

     (c) It is the intention of the parties hereto to conform strictly to applicable usury laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Note and the other Loan Documents, whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Agreement, the Note and the other Loan Documents (the "Applicable Usury Laws"). Accordingly, if any acceleration of the maturity of the Note or any payment by the Borrower or any other Person results in the Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or to have paid unearned interest in violation of any Applicable Usury Law, or if any transaction contemplated hereby or by any other Loan Document would otherwise be usurious under any Applicable Usury Laws, then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any other agreement or instrument, it is agreed as follows: (i) the provisions of this Section 2.4(c) shall govern and control; (ii) the aggregate of all interest under Applicable Usury Laws that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or instruments or otherwise shall under no circumstances exceed the Maximum Amount, and any excess shall be promptly refunded to the Borrower or such other Person by the Lender;
(iii) neither the Borrower nor any other Person shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount; and (iv) the effective rate of interest on the Loan shall be ipso facto reduced to the Highest Lawful Rate, and the provisions of this Agreement, the Note and the other Loan Documents immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all Applicable Usury Laws. All sums paid, or agreed to be paid, to the Lender for the use, forbearance or detention of the indebtedness of the Borrower to the Lender evidenced by this Agreement and the Note and the other Loan Documents shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness evidenced by this Agreement, the Note and the other Loan Documents so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. As used herein, the term "Highest Lawful Rate" means the maximum rate of interest, if any, that may be charged under all Applicable Usury Laws on the principal balance of the Loans from time to time outstanding; and the term "Maximum Amount" means the maximum nonusurious amount of interest which may be lawfully contracted for, charged or received by the Lender in connection with the indebtedness evidenced by this Agreement, the Note and other Loan Documents under all Applicable Usury Laws. If at any time the stated rate of interest provided for under Sections 2.4(a) or
(b), together with any other fees and additional amounts payable hereunder or under any other agreements or instruments that are deemed to constitute interest under Applicable Usury Laws (the "Additional Interest"), exceeds the Highest Lawful Rate, then the amount of interest to accrue pursuant to this Agreement and the Note and the other Loan Documents shall be limited, notwithstanding anything to the contrary in this Agreement or the Note or any other Loan Document or any other agreement or instrument, to the amount of interest that would accrue at the Highest Lawful Rate; provided, however, that to the fullest extent permitted by Applicable Usury Laws, any subsequent reductions in the Interest Rate shall not reduce the interest to accrue pursuant to this Agreement, the Note and the other Loan Documents below the Highest Lawful Rate until the aggregate amount of interest actually accrued pursuant to this Agreement, the Note and the other Loan Documents, together with all Additional Interest, equals the amount of interest which would have accrued if the stated interest rate provided hereunder had at all times been in effect and such Additional Interest, if any, had been paid in full.

     2.5  Method of Payments; Computations.

     (a) Except as expressly set forth in Article IX hereof, all payments by the Borrower hereunder and under the Note shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Lender prior to 2 p.m., Houston time, on the date payment is due. Any such payment made as required hereinabove, but after 2 p.m., Houston time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) All computations of interest and fees hereunder shall be made on the basis of a year consisting of 365 or 366 days, as applicable, and the actual number of days (including the first day, but excluding the last day) elapsed.

     2.6 Use of Proceeds. The proceeds of each Loan shall be used for the purposes specified in the Notice of Borrowing relating to such Loan and in accordance with Section 2.1(a) hereof.

     2.7 Recovery of Payments. The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, or otherwise at law or equity, then, to the extent of such payment or repayment and to the extent permitted by law, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

     2.8 Subordination. The Obligations shall be, to the extent and in the manner set forth in the Subordination Agreement, subordinated and junior in right of payment to the prior indefeasible payment in full of all Senior Debt (as defined therein).

                                  ARTICLE III.
                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

     3.1 Conditions of Closing and the making of the Initial Loan. No Loans shall be made by Lender hereunder unless the following conditions precedent shall have been satisfied:

     (a) The Lender shall have received the following, each dated as of the Closing Date (unless otherwise specified):

          (i) counterparts hereof signed by each of the parties hereto;

          (ii)  the Note;

          (iii)  the Mortgage, duly completed and executed by the Borrower;

          (iv) an acknowledgement copy, or other evidence satisfactory to the Lender, of the proper filing or recording of each document (including Financing Statements) to be filed or recorded in each jurisdiction in which the filing or recording is necessary or appropriate in order to create in favor of the Lender, a valid, legal and perfected first priority security interest in or lien on the Collateral that is the subject of the Mortgage, subject only to Permitted Liens;

     3.2 Conditions of All Loans. No Loans shall be made by Lender unless the following conditions precedent have been satisfied on the relevant Borrowing
Date:

     (a) The Lender shall have received a Notice of Borrowing in accordance with
Section 2.1(b);

     (b) Each of the representations and warranties made by the Borrower and each other Loan Party contained in Article IV or any other Loan Document shall be true and correct on and as of such Borrowing Date, with the same effect as if made on and as of the Borrowing Date, except to the extent, with the prior written consent of the Lender, the facts upon which such representation and warranty are based may be changed as a result of transactions permitted or contemplated hereby or such representation or warranty relates solely to a prior date;

     (c) No Default or Event of Default shall have occurred and be continuing on such date, both immediately before and after giving effect to the Loans to be made; and

     (d) The security interests in the Collateral previously pledged to the Lender pursuant to the Loan Documents shall remain perfected security interests second in priority only to the Senior Liens and other applicable Permitted Liens and shall be in full force and effect.

     (e) The use of proceeds of the Borrowing, as specified in the Notice of Borrowing, shall comply with Section 2.1.

     (f) The Lender shall have received such other documents or certificates, in form and substance reasonably satisfactory to the Lender, as it may reasonably request in connection with such Loan.

     Each giving of a Notice of Borrowing and the consummation of each Borrowing shall be deemed to constitute a representation by the Borrower that the statements contained in subsections (b), (c), (d) and (e) above are true, both as of the date of such notice or request and as of the relevant Borrowing Date.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Loan Agreement and extend the credit contemplated hereby, the Borrower makes the following warranties and representations to the Lender:

     4.1 Corporate Organization and Power. (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana and each other Loan Party is an entity duly organized, validly existing and in good standing under the laws of its state of organization; and (b) each of the Borrower and the other Loan Parties has the power to own and grant a lien on and security interest in the Collateral it has granted in favor of the Lender and to engage in the transactions contemplated hereby and by the other Loan Documents to which it is a party; and each has the full power, authority and legal right to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform and observe the terms and provisions thereof.

     4.2 Litigation; Government Regulation. (a) There are no judgments, injunctions or similar orders or decrees and no actions, suits, investigations or proceedings pending (pursuant to which the Borrower or any of its Subsidiaries has been served) or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or their respective businesses at law or in equity before any court, arbitrator or other Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (b) neither the Borrower nor any of its Subsidiaries is in material violation of or in material default under any Requirement of Law.

     4.3 Taxes. Neither the Borrower nor any of its Subsidiaries is delinquent in the payment of any material amount of taxes that have been levied or assessed by any Governmental Authority against it or its assets. Each of the Borrower and its Subsidiaries (a) has timely filed all tax returns required to be filed by law, and has paid all taxes shown on said returns and all other assessments or fees levied upon it or upon its properties to the extent that such taxes, assessments or fees have become due, and if not due, such taxes have been adequately provided for and sufficient reserves therefor established on its books of account, and (b) is current with respect to payment of all federal and state withholding taxes, social security taxes and other payroll taxes.

     4.4 Enforceability of Loan Documents; Compliance with Other Instruments. Each of the Loan Documents to which the Borrower or any other Loan Party is a party, has been duly authorized by all necessary action on the part of each such Loan Party, has been validly executed and delivered by each such Loan Party which is a party thereto and is the legal, valid and binding obligation of each such Loan Party which is a party thereof, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally or by general principles of equity. Neither the Borrower nor any of its Subsidiaries is in default with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which it is a party or by which it, or any of its property, is bound except where such default could not reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery or performance of the Loan Documents by the Borrower or any other Loan Party, nor compliance by the Borrower or any other Loan Party therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) any Requirement of Law or (ii) any written or oral agreement or instrument to which the Borrower or any other Loan Party is a party or by which it, or any of its property, is bound, or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the properties of the Borrower or any other Loan Party pursuant to any such agreement or instrument.

     4.5 Event of Default. No Default or Event of Default has occurred and is continuing.

     4.6 Full Disclosure. There is no fact related to the business of the Borrower or any of its Subsidiaries that the Borrower has not disclosed to the Lender that may reasonably be expected to result in a Material Adverse Effect.

     4.7 Title to Assets. The Borrower has good and indefeasible title to the Collateral purported to be covered by the Mortgage, and each other Loan Party that is a party to a Loan Document contemplated by Section 5.9 has good and indefeasible title to the Collateral purported to be covered thereby, in each case free and clear of all liens, claims, security interests and encumbrances except Permitted Liens, including without limitation the Senior Liens.

     4.8 Use of Proceeds. The Borrower's use of the proceeds of any Loans made by the Lender to the Borrower pursuant to this Agreement are and will be legal and proper business uses, and such uses are and will be consistent in all material respects with all applicable laws and statutes, as in effect from time to time, and with Section 2.1 (a) hereof.

     4.9 Priority. Except for Permitted Liens, when the initial Loans are made hereunder, this Agreement, together with the other Loan Documents, will create valid and perfected security interests and liens in and upon the Collateral purported to be covered thereby second only in priority to the Senior Liens, in each case enforceable against the Borrower and all other Persons in all relevant jurisdictions and securing the payment of all Obligations purported to be secured thereby.

                                   ARTICLE V.
                             AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of this Agreement and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder, it will comply and cause its Subsidiaries to comply with the following covenants.

     5.1 Financial and Business Information about the Borrower and its Subsidiaries. The Borrower shall provide the following financial information and statements, and such additional information as requested by the Lender from time to time, all in form and detail reasonably acceptable to the Lender:

     (a) within 120 days of the end of each fiscal year of the Borrower, the Borrower's annual financial statements, compiled by a certified public accountant;

     (b) within 45 days of the end of each calendar quarter, the Borrower's unaudited quarterly financial statements; and

     (c) upon the Lender's request, the Borrower will furnish such information about the Collateral or the financial condition and operations of the Borrower and each of its Subsidiaries as the Lender may from time to time reasonably request and Borrower may supply without violation of its obligations to any third party.

     5.2 Notice of Certain Events. The Borrower shall promptly, but in no event later than five (5) Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, give written notice to the Lender of:

     (a) Any attachment, judgment, lien, levy or order that is placed on, assessed against or threatened against the Borrower or any of its Subsidiaries or any of the Collateral, except for Permitted Liens including, without limitation, the Senior Liens;

     (b) Any Default or Event of Default; and

     (c) Any matter that has resulted in a Material Adverse Change or that could reasonably be expected to have a Material Adverse Effect.

     5.3 Corporate Existence and Maintenance of Properties. The Borrower shall and shall cause each of its Subsidiaries to:

     (a) Maintain and preserve in full force and effect (i) its existence as a limited liability company, in the case of the Borrower, or other legal entity, in the case of each such Subsidiary, and (ii) all material rights, privileges and franchises;

     (b) Keep its properties in good working order and condition (normal wear and tear excepted) and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced); and

     (c) File or cause to be filed in a timely manner all reports, applications, estimates and licenses and other filings required by any Governmental Authority that, if not timely filed, could reasonably be expected to have a Material Adverse Effect.

     5.4 Payment of Debt. The Borrower shall and shall cause each of its Subsidiaries to pay all material indebtedness when due and all other obligations in accordance with customary trade practices.

     5.5  Maintenance of Insurance.

     (a) The Borrower shall and shall cause each of its Subsidiaries to maintain and pay for insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts and with such insurance companies, as shall be customary in its business and reasonably satisfactory to the Lender and, if requested, deliver certificates and copies of policies of such insurance to the Lender, provided, however, that such types and amounts of insurance in effect at the Closing Date shall continue to be satisfactory for the business of the Borrower (in existence as of the date hereof) as conducted as of the date of this Agreement.

     (b) If the Borrower or any of its Subsidiaries fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, then the Lender may, at the Borrower's expense, without waiving or releasing any obligation or Default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Lender, including reasonable expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lender and shall be additional Obligations hereunder, secured by the Collateral.

     (c) Upon the reasonable request of the Lender from time to time, the Borrower shall deliver to the Lender evidence that the insurance required to be maintained pursuant to this Agreement is in effect.

     5.6 Maintenance of Books and Records; Inspection. The Borrower shall and shall cause each of its Subsidiaries to maintain adequate books, accounts and records and, upon reasonable request, to permit employees or agents of the Lender to inspect the properties of the Borrower or such Subsidiary relating to this Agreement and the other Loan Documents and to examine or audit the books, records, working papers and accounts of the Borrower and each such Subsidiary and make copies and memoranda of them, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with its officers, all at such times and from time to time during business hours as may be reasonably requested.

     5.7 Compliance with Laws. The Borrower shall and shall cause each of its Subsidiaries to (i) have all material licenses, permits, certifications, approvals and authorizations required by Governmental Authorities or necessary to the ownership, occupation or use of its properties or the conduct of its business and maintain the same at all times in full force and effect for so long as is required, and (ii) comply in all material respects with all Requirements of Law in respect of the conduct of its business, the ownership of its property and the Collateral.

     5.8  Name Change.  The Borrower shall notify the Lender at least thirty
(30) days prior to the effective date of any change of its name or the name of any Loan Party, and prior to such effective date the Borrower shall, or shall cause such Loan Party, as applicable, to have executed any required amended or new Financing Statements and other Loan Documents necessary to maintain and continue the mortgage on and perfected security interest of the Lender in all of its Collateral and shall have taken such other actions and executed such documents as the Lender shall reasonably require.

     5.9 Additional Collateral. At any time the Borrower or any other Person pledges, assigns or grants a lien or security interest or otherwise provides collateral security in any property to secure any of the Senior Indebtedness, the Borrower shall, or shall cause such other Person, as the case may be, to execute and deliver to the Lender appropriate agreements, instruments and documents, in form and substance satisfactory to the Lender, granting a valid and perfected lien and security interest in favor of the Lender, to secure all of the Obligations, in all such property, second only in priority to the Senior Liens; provided, however, that no such grant need be made in any capital stock of the Borrower or any of its Subsidiaries.

                                  ARTICLE VI.
                               NEGATIVE COVENANTS

     The Borrower covenants and agrees that, until the termination of this Agreement and the payment in full of all principal and interest with respect to the Loans together with all other amounts then due and owing hereunder:

     6.1 Merger, Consolidation, Ownership. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other such combination, or agree to do any of the foregoing; nor shall the Borrower or any of its Subsidiaries at any time, directly or indirectly, purchase or carry any Margin Stock.

     6.2 Liens and Encumbrances. The Borrower will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any deed of trust, mortgage or encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens including, without limitation, the Senior Liens.

     6.3 Disposition of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including, without limitation, the Collateral, except for sales of assets or property in the ordinary course of business and as otherwise may be permitted under the terms of the Senior Agreement.

     6.4 Transactions with Related Persons. Other than transactions with the Lender and its Affiliates, the Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any debt to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any

Affiliate, or enter into any transaction with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                                  ARTICLE VII.
                               EVENTS OF DEFAULT

     7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) The Borrower fails to pay when due any principal of or interest on the Note within three (3) days of the date the same becomes due or fails to pay within ten (10) days of the date when due any fees, expenses or other payments hereunder or under any other Loan Document;

     (b) The Borrower or any other Loan Party fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained herein or in any Loan Document except those specified in subsection (a) above (and except to the extent that violations of any such provisions or covenants otherwise trigger an Event of Default under any of the other subparagraphs of this Section 7.1), and such failure, if capable of being remedied, shall remain unremedied for fifteen (15) business days after the earlier of (i) notice thereof from the Lender or (ii) the Borrower or such Loan Party, as the case may be, acquires knowledge thereof;

     (c) The Borrower or any of its Subsidiaries fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in the Senior Agreement or any other material contract for borrowed money, and such failure or neglect continues beyond any grace period provided for therein;

     (d) If any representation or warranty made in writing by or on behalf of the Borrower or any other Loan Party in this Agreement, in the other Loan Documents or in any other agreement now existing or hereafter executed between the Borrower or such other Loan Party and the Lender in connection with any Loan Document, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or misleading in any material respect when made;

     (e) The occurrence of an "Event of Default" under any of the Loan
Documents;

     (f) The occurrence of any material uninsured damage to or loss, theft or destruction of the Collateral or other assets of the Borrower or any of its Subsidiaries that has a Material Adverse Effect;

     (g) The Borrower or any Loan Party shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in subsection (h) below, (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally to pay its debts generally as they become due, or
(v) make a general assignment for the benefit of creditors;

     (h) Any involuntary petition or case shall be filed or commenced against the Borrower or any Loan Party seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of sixty (60) days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

     (i) A notice of lien, levy or assessment in excess of $1,000,000 is filed of record against any portion of the assets of the Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority or if any taxes or debts in excess of $1,000,000 owing at any time or times hereafter to any one of them becomes a lien or encumbrance (other than a Permitted Lien) upon the Collateral or any other asset of the Borrower or any of its Subsidiaries, and the same is not dismissed, released, discharged or stayed pending appeal within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty;

     (j) The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or any of its Subsidiaries or any of their respective assets that is $1,000,000 or more in excess of proceeds of insurance which shall not be dismissed, discharged, stayed pending appeal or bonded within sixty (60) days after entry;

     (k) The occurrence of any Material Adverse Change; or

     (l) The existence of any security interests, liens or other encumbrances in any property of the Borrower or any of its Subsidiaries in excess of $20,000 in the aggregate at any time other than Permitted Liens including the Senior Liens.

                                 ARTICLE VIII.
                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

     8.1 Remedies. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Lender may take any or all of the following actions at the same or different times:

     (a) Declare all or any part of the outstanding principal amount of the Loans, all unpaid interest accrued thereon, and all other amounts (excluding unearned interest) payable under this Agreement, the Note and the other Loan Documents to be immediately due and payable, whereupon such outstanding principal amounts, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower to the extent permitted by law (provided that, upon the occurrence of an Event of Default pursuant to Sections 7.1(g) or (h), all of such outstanding principal amounts, accrued and unpaid interest and other such amounts shall automatically become immediately due and payable);

     (b) Terminate any further obligation on the part of the Lender to make any Loans hereunder; and

     (c) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

     8.2 Right of Setoff. The Lender may, and is hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, to set off any other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any or all of the Obligations now or hereafter existing, which are then due and payable. The Lender agrees to notify the Borrower ten (10) days prior to any such setoff or application.

                                  ARTICLE IX.
              LENDER ACQUISITION RIGHTS AND MAXIMUM LINE OF CREDIT

     9.1 Option Interest. In connection with the transaction contemplated by the Purchase and Sale Agreement between the Borrower and the Lender dated as of March 4, 2002 (the "Purchase Agreement") and this Agreement, the Borrower hereby grants to the Lender the right to acquire up to thirty percent (30%) of the Borrower's or any of its Affiliates' interest in any Oil and Gas Assets acquired by the Borrower or any of its Affiliates during the period commencing with the Effective Time (as defined in the Purchase Agreement) and, subject to Section 9.2, ending on the Maturity Date (the "Option Interests") for a pro-rata portion of the Acquisition Cost (hereinafter defined) paid therefor by the Borrower or one or more of its Affiliates; provided, however, that in no event shall the Lender be entitled to acquire more than the dollar amount of Option Interests equal to the Maximum Line of Credit Amount as in effect immediately prior to any termination thereof in accordance with (S) 8.1 hereof. As used herein, the term Oil and Gas Assets shall mean any right, title or interest, whether direct or indirect, in, to or under any oil and gas property, oil and gas lease, mineral interest, overriding royalty interest, net profits interest, production payment, royalty interest, or other interest in oil and gas (including farmin agreements or similar contractual rights to acquire such interest) in the State of Louisiana, but shall exclude any leasehold interest within the boundaries of the projects described on Exhibit B hereto. As used herein, the term Acquisition Cost shall mean and include the price paid for the acquisition, together with all land-related and title review costs and expenses (including landman costs), brokerage fees and commissions, title examination fees and expenses, filing fees, attorney fees and other costs and expenses reasonably incurred by Borrower in connection with the acquisition. If any of the Option Interests covers contiguous lands that are partially within the State of Louisiana and partially outside the State of Louisiana, the Lender's acquisition rights pursuant to this
Article IX shall also apply to that portion of such contiguous lands that are outside the State of Louisiana. Within five (5) business days of the closing of any acquisition of Oil and Gas Assets constituting Option Interests, the Borrower will give the Lender written notice thereof and provide access to any and all information or data with respect to the terms of the acquisition and the Oil and Gas Assets covered thereby. Except as provided in Section 9.2 of this Agreement, the Lender must elect within a period of ninety (90) days from the date of its receipt of such notice whether to participate in the Option Interests. Such election must be made by written notice to the Borrower setting forth the percentage interest (not greater than thirty percent (30%)) in the Option Interests to be acquired by the Lender and the method of payment therefor. Failure by the Lender to notify the Borrower of its election within such ninety (90) day period shall be deemed an election not to participate. Payment by the Lender for Option Interests shall be made, at the Lender's option, by payment in cash or by reduction of the then outstanding principal amounts due the Lender under this Agreement, the Note or any other Loan Document (together, in the case of any such reduction, with the delivery of cash to the extent necessary to pay any amount due in respect of such Option Interest in excess of the aggregate amount of all principal amounts then outstanding). For purposes of this Agreement, reductions of amounts due to the Lender under this Agreement, the Note and the other Loan Documents shall be treated as a payment of principal by the Borrower to the Lender. For each dollar paid (or deemed paid) by the Lender, in respect of Option Interests acquired by Lender under this Article IX, the Maximum Line of Credit Amount shall be automatically and permanently reduced by a corresponding amount. The closing of the Lender's acquisition of any Option Interests shall occur within five (5) business days of the Borrower's receipt of a notice from the Lender setting forth its election to acquire Option Interests. If Lender elects to acquire the Option Interests, such acquisition shall be effective as of the date that Borrower acquires the Oil and Gas Assets and the Borrower and Lender shall make such accounting adjustments and payments as are necessary to give effect to the Lender's acquisition as of such effective date.

     9.2 Extension of Election Period. In the event that the terms of the Subordination Agreement prohibit the Borrower's exchange of the Option Interest for reduction of outstanding obligations due to the Lender as herein described, and the Lender does not elect to pay for such Option Interest in cash, then the ninety (90) day period provided for Lender's election to participate in the Option Interests shall be extended until ninety (90) days from the date after such prohibition under the Subordination Agreement is extinguished, whether by operation of the provisions of the Subordination Agreement, or by payment in full of all Senior Indebtedness, or otherwise.

     9.3 Reduction of Maximum Line of Credit Amount. The Borrower has informed the Lender that it is considering making an acquisition from Greka Energy of an interest in the Potash Field in Plaquemines Parish, Louisiana, and in anticipation of that acquisition the parties have agreed that the Maximum Line of Credit Amount shall initially be $7,700,000. In the event that the Borrower has not for any reason completed such Potash Field acquisition by December 31, 2002, then, the Maximum Line of Credit Amount shall automatically and without further action be reduced by $2,700,000 effective as of January 1, 2003.

                                   ARTICLE X.
                                 MISCELLANEOUS

     10.1 Survival. The representations and warranties made by or on behalf of the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document until the satisfaction of all of Obligations and the termination of this Agreement.

     10.2  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

     (a) THIS AGREEMENT, THE NOTE AND (EXCEPT AS OTHERWISE PROVIDED THEREIN) EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     (b) ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO OR ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

     (c) The Borrower hereby irrevocably designates CT Corporation System, or such other corporate process agent as is acceptable to the Lender, as the designee, appointee and agent of the Borrower to receive, for and on behalf of the Borrower, service of process out of any of the aforementioned courts in any legal action or proceeding with respect to this Agreement, any other Loan Document or any document related thereto and agrees to take all necessary steps to effectuate such appointment. It is understood that a copy of such process served by such agent will be promptly forwarded by mail to the Borrower at its address specified below, but the failure of the Borrower to receive such copy shall not to the extent permitted by law affect in any way the service of such process. The Borrower further irrevocably consents to the service of process of any of the courts set forth in clause (b) above in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at such address, such service to become effective four
(4) days after mailing. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

     (d) THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

     10.3 Notice. All notices and other communications provided for hereunder or in connection herewith shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

     If to the Lender:    Malloy Energy Company, L.L.C.
                          Bay Street at the Waterfront
                          P.O. Box 1979
                          Sag Harbor, New York 11963
                          Attention:  Patrick Malloy
                          Telephone:  631-725-4540
                          Telecopier: 631-725-0334

     If to the Borrower:  Goodrich Petroleum Company, L.L.C.
                          815 Walker, Suite 1040
                          Houston, Texas 77002
                          Attention:  Robert C. Turnham, Jr.
                          Telephone:  (713) 780-9494
                          Telecopier: (713) 780-9254

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) telegraphed, telexed, telecopied or cabled, when delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier (with such transmission machine confirmed), or delivered to the cable company, respectively, or (iii) if delivered by hand, or mailed by overnight delivery services, upon delivery.

     10.4 Amendments, Waivers, etc. Except as may be otherwise specifically set forth in this Agreement or the other Loan Documents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by any Loan Party from any provision hereof or thereof may be given, except in a writing signed by all parties thereto.

     10.5 Rights and Remedies Cumulative, Non-Waiver, etc. The enumeration of the Lender's rights and remedies set forth in this Agreement and the other Loan Documents is not intended to be exhaustive, and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Loan Documents or under any other agreement between the Borrower and the Lender, or any of them, or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Borrower and the Lender or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

     10.6 Binding Effect, Assignment. All of the terms of this Agreement and the other Loan Documents to which the Borrower is a party shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower and the Lender; provided, however, that the Borrower may not sell, assign or transfer this Agreement or any other Loan Document or any portion hereof or thereof, including, without limitation, any of its rights, title, interests, remedies, powers and duties hereunder or thereunder.

     10.7 Severability. To the extent any provision of this Agreement or any other Loan Document is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof or thereof.

     10.8 Entire Agreement. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     10.9 Interpretation. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

     10.10 Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.11 Conflict of Terms. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.

     10.12 Injunctive Relief. The Borrower recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, shall be entitled to the fullest extent permitted by law to temporary and permanent injunctive relief without the necessity of proving actual damages in any case where a remedy at law, would prove to be inadequate relief.

     10.13 Expenses of the Lender. The Borrower will be liable to reimburse, on demand, the Lender for any and all costs and expenses including, without limitation, the fees and expenses of the Lender's counsel and of any other counsel, experts, consultants or agents, which the Lender may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (ii) the exercise or enforcement of any rights of the Lender hereunder or under any of the other Loan Documents, or (iii) the failure by the Borrower or any other Loan Party to perform or observe any of the provisions hereof or of any of the other Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                              LENDER:

                              MALLOY ENERGY COMPANY, L.L.C.

                              By:  Malloy Oil and Gas Corporation
                                   Managing Member


                              By:
                                     -------------------------------------
                              Name:  Patrick E. Malloy, III
                              Title: President


                              BORROWER:

                              GOODRICH PETROLEUM COMPANY,
                              L.L.C.


                              By:
                                     -------------------------------------
                              Name:  Robert C. Turnham, Jr.
                              Title: Executive V.P. and Chief Operating Officer

                          ASSIGNMENT AND BILL OF SALE

     THAT, GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company, with a place of business at 815 Walker, Suite 1040, Houston, Texas 77002 (herein called "Assignor"), in consideration of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, convey, sell, assign, and transfer unto MALLOY ENERGY COMPANY, L.L.C., a Delaware limited liability company, with a place of business at Bay Street on the Waterfront, Sag Harbor, New York 11963 (herein called "Assignee"), effective as of 12:00 a.m., local time, where the Assets (as defined below) are located on January 1, 2002 (the "Effective Time"), the undivided interests set forth below in and to the following (all of which shall collectively be referred to hereinafter as the "Assets"):

(a) An undivided thirty percent (30%) of 8/8 interest in the "shallow rights" (as described in Exhibit A) and an undivided fifteen percent (15%) of 8/8 interest in the "deep rights" (as described in Exhibit A), under the leasehold estates created by the oil and gas leases described in Exhibit A-1 hereto (the "Leases") and the lands covered thereby (the "Lands"), together with all overriding royalty interests, production payments and other payments out of or measured by the value of oil and gas production from or attributable to the Leases;

(b) An undivided thirty percent (30%) of 8/8 interest in the oil and gas wells located on the Leases hereto and any other wellbores, plugged or unplugged, shut in, or permanently or temporarily abandoned that are located on the Leases (the "Wells"); such undivided interests in the Wells being not less than the interests shown on Exhibit A-2 under the heading, "Working Interest", and such undivided interests in the Wells entitling Assignee to not less than the interests in total production set forth on ExhibitA-2 under the heading, "Net Revenue Interest".

(c) An undivided thirty percent (30%) of 8/8 interest in all of the personal property, fixtures and improvements appurtenant to the Wells, or the Leases or used or obtained in connection with the operation of the Wells, or the Leases or with the production, treatment, sale or disposal of hydrocarbons or water produced therefrom or attributable thereto, including without limitation, salt water disposal wells, pipelines, gathering lines and systems and compression facilities appurtenant to or located upon the Leases (the "Personalty");

(d) An undivided thirty percent (30%) of 8/8 interest in all oil, gas and other hydrocarbons produced from or attributable to the "shallow rights" under the Leases after the Effective Time and proceeds from the sale thereof and an undivided fifteen percent (15%) of 8/8 interest in all oil, gas and other hydrocarbons produced from or attributable to the "deep rights" under the Leases after the Effective Time and proceeds from the sale thereof ("Hydrocarbons"), subject to a proportionate part of all royalty, overriding royalty and other lease burdens of record and in effect as of the Effective Time;

(e) To the extent transferable, an undivided thirty percent (30%) of 8/8 interest in all agreements, product purchase and sale contracts, surface leases, gas gathering contracts, salt water disposal leases, processing agreements, compression agreements, equipment leases, permits, rights-of-way, easements, licenses, farmouts and farmins, options, orders, pooling, spacing or consolidation agreements and operating agreements, including rights of operatorship thereunder, and all other agreements relating to the Wells, Leases, Hydrocarbons and Personalty, including, without limitation, the rights-of-way, permits, contracts and agreements described on Exhibit A-3 (the "Contracts");

(f) To the extent transferable at no cost or liability to Seller, an undivided thirty percent (30%) of 8/8 interest in all seismic licenses, permits and all other rights to geological and/or geophysical data and information relating to the Wells, Leases, Hydrocarbons and Personalty (the "Seismic Rights");

(g) An undivided thirty percent (30%) of 8/8 interest in that certain escrow account no. 5149 at Compass Bank, Texas, Houston, Texas, and a like interest in all proceeds therein, as more fully described on Exhibit A-4 (the "Escrow Account");

(h) An undivided thirty percent (30%) of 8/8 interest in all the property, rights, privileges, benefits and appurtenances in any way belonging to, incidental to, or appertaining to the property, interests and rights described above, including the Wells, Leases, Personalty, Lands, Contracts, Hydrocarbons and Seismic Rights (the "Benefits");

(i) All applicable files, records and data (or copies thereof), subject to any restrictions on Assignor's disclosure of same including, without limitation, land and lease files, well files, title records including abstracts of title, title opinions, contracts, production records, all logs including electric logs, core data, pressure data and decline curves and graphical production curves and all related materials in the possession of Assignor; and

(j) To the extent any of the Contracts, Personalty, Seismic Rights or Benefits relate to the "deep rights" (as described in Exhibit A), the undivided interest to be transferred to Assignee shall be limited to fifteen percent (15%) of 8/8.

     1. ASSIGNOR EXPRESSLY DISCLAIMS ANY WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, AS TO THE CONDITION OF THE OIL AND GAS INTERESTS INCLUDING (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE OR OF FREEDOM FROM HIDDEN DEFECTS, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, AND (iii) ANY IMPLIED OR EXPRESS WARRANTY AS TO THE ENVIRONMENTAL CONDITION OF THE OIL AND GAS INTERESTS, IT BEING EXPRESSLY UNDERSTOOD BY

ASSIGNEE THAT THE ASSETS, INCLUDING ALL PERSONAL PROPERTY, FIXTURES AND ITEMS ARE BEING CONVEYED TO ASSIGNEE AS IS, WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND THAT ASSIGNEE HAS BEEN GIVEN THE OPPORTUNITY TO MAKE OR CAUSE TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

     2. Assignee, in consideration of the mutual benefits to be derived hereunder by its acceptance hereof, understands and agrees to the following terms and conditions:

(a) This Assignment is made subject to that certain Purchase and Sale Agreement dated March 4, 2002, between Assignor and Assignee, and all terms and conditions of said Purchase and Sale Agreement are incorporated herein by reference to the same extent end with the same effect as if copied in full herein. The terms of the Purchase and Sale Agreement shall govern any conflict between this Assignment and Bill of Sale and the Purchase and Sale Agreement.

(b) ASSIGNEE AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD ASSIGNOR, ITS AFFILIATED, PARENT AND SUBSIDIARY ENTITIES AND THEIR RESPECTIVE AGENTS, REPRESENTATIVES, SHARE HOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES (COLLECTIVELY "INDEMNITEES"); HARMLESS FROM ANY DAMAGES, EXPENSES (INCLUDING COURT COST AND ATTORNEY'S FEES), CIVIL FINES, PENALTIES, AND OTHER COSTS AND LIABILITIES INCURRED AS A RESULT OF CLAIMS, DEMANDS, AND CAUSES OF ACTION ASSERTED, IN CONNECTION WITH THE ASSETS (BUT ONLY AS TO ASSIGNEE'S UNDIVIDED INTEREST THEREIN), INCLUDING BUT NOT LIMITED) TO ANY COSTS, EXPENSES, AND LIABILITIES WHATSOEVER ARISING OUT OF, OR IN CONNECTION WITH, THE PLUGGING AND ABANDONING OF ANY WELLS, REMOVAL OR MODIFICATION OF FACILITIES (INCLUDING PIPELINES), CLOSURE OF PITS, AND RESTORATION OF THE SURFACE REGARDLESS OF WHETHER THE OBLIGATION TO PLUG, REMOVE, MODIFY, CLOSE OR RESTORE AROSE PRIOR TO OR SUBSEQUENT TO THE EFFECTIVE TIME. ASSIGNEE'S INDEMNIFICATION OF INDEMNITEES SHALL EXTEND TO AND INCLUDE, WITHOUT LIMITATION, CLAIMS, CAUSES OF ACTION AND DEMANDS BASED ON (i) THE NEGLIGENCE OF ASSIGNOR, ASSIGNEE, OR THIRD PARTIES, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, JOINT, CONCURRENT OR SOLE, OR (ii) ASSIGNOR'S OR ASSIGNEE'S STRICT LIABILITY, OR (iii) OTHER FAULT OR, RESPONSIBILITY OF ASSIGNOR. NOTWITHSTANDING THE ABOVE PROVISIONS OR ANY OTHER PROVISION OF THIS AGREEMENT, ASSIGNEE'S INDEMNIFICATION OF ASSIGNOR SHALL NOT INCLUDE LOSSES SUSTAINED OR LIABILITIES

     INCURRED AS A RESULT OF ASSIGNOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     3. This Assignment is executed without any representations or warranties whatsoever, express or implied, including, but not limited to, representations or warranties as to the title (except as to claims arising by, through or under Assignor) or the condition and state of repair of the Assets or its va1ue, quality, merchantability, suitability or fitness for any uses or purposes, or freedom from vices or defects or dangerous conditions, whether hidden or apparent.

     4. Assignee acknowledges that the Assets has been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other materials located on, under or associated with the Assets. Equipment and sites included in the Assets may contain wastes, asbestos, hazardous substances, or naturally occurring radioactive material ("NORM"). NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms; the wells, materials and equipment located on or included in the Assets may contain NORM and other wastes or hazardous substances; and NORM containing material and other wastes or hazardous substances may have been buried, come in contact with the soil, or otherwise been disposed of on the Assets. Special procedures may be required for the remediation, removal, transportation, or disposal of wastes, asbestos, hazardous substances; and NORM from the Interests and Assets. The presence of wastes, asbestos, hazardous substances or NORM in or on the Assets shall be the sole responsibility of Assignee, and, with respect to the undivided interests herein acquired, Assignee agrees to defend, indemnify and hold harmless Assignor from any and all claims arising from and/or related to the presence of any such materials, substances or wastes.

     5. Assignee hereby assumes Assignee's proportionate part of all duties, liabilities and obligations, express or implied, imposed upon Assignor under the provisions of the Leases and any and all assignments, subleases, farmout agreements, assignments of overrides, joint operating agreements, easements, rights-of-way, and all other contracts, agreements arid instruments affecting the Assets to the extent they are described in Exhibit A and are binding on Assignor, and under all applicable laws, rules, regulations, orders and ordinances; including, but not limited to, the plugging and abandonment of the wells included in this assignment, and the clean-up and restoration of the premises on which the wells are located. Assignee agrees to defend, indemnify and hold harmless Assignor from and against, any and all claims, obligations, liabilities, costs, expenses, losses and damages of any kind or character sustained by it as a result of any failure of Assignee to perform such obligations as more fully set forth in the Purchase and Sale Agreement.

     6. Assignee agrees that it will not assign, sublease or transfer, in whole or part, any rights acquired herein or by virtue of the above identified Purchase and Sale Agreement without requiring its assignees, subleases, and transferees to expressly assume all obligations owed to Assignor under the terms of this assignment and the Purchase and Sale Agreement as to the undivided interest so assigned, and all such pertinent terms shall be incorporated into any and all future instruments translative of title.

     TO HAVE AND TO HOLD the same unto the said Assignee forever. The provisions hereof shall be covenants running with the land and shall inure to the benefit of and be binding upon Assignor and Assignee, their respective personal representatives, successors and assigns.

     Assignor covenants that Assignor shall execute such additional documents and take such further actions as Assignee may reasonably request for the purpose of transferring to Assignee all properties and interests intended to be transferred by this Assignment.

     IN WITNESS HEREOF, the undersigned have executed this instrument on the date of the acknowledgments annexed hereto, but to be effective for all purposes as of the Effective Time.


                                         ASSIGNOR:
WITNESSES
                                         GOODRICH PETROLEUM COMPANY, L.L.C.

-------------------------------
Printed Name:                            By:
             ------------------                 -------------------------------
                                         Name:  Robert C. Turnham, Jr.
                                         Title: Chief Operating Officer
-------------------------------
Printed Name:
             ------------------
                                         ASSIGNEE:

WITNESSES                                MALLOY ENERGY COMPANY, L.L.C.
                                         By:  Malloy Oil and Gas Corporation,
                                         Managing Member
-------------------------------
Printed Name:
             ------------------          By:
                                                -------------------------------
                                         Name:  Patrick E. Malloy, III
-------------------------------          Title: President
Printed Name:
             ------------------

                                ACKNOWLEDGEMENTS

STATE OF TEXAS    (S)
                  (S)
COUNTY OF HARRIS  (S)

     On this _____ day of March, 2002, before me appeared Robert C. Turnham, Jr., to me personally known, who, being by me duly sworn, did say that he is the Chief Operating Officer of GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company, and that said instrument was signed on behalf of said limited liability company by authority of its Board of Directors and said appearer acknowledged said instrument to be the free act and deed of said limited liability company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

     [S E A L]

                              ------------------------------------------------
                              Notary Public in and for the State of Texas


STATE OF      (S)
              (S)
COUNTY OF     (S)

     On this ____ day of March, 2002, before me appeared Patrick E. Malloy, III, to me personally known, who, being by me duly sworn, did say that he is the President of Malloy Oil and Gas Corporation, a Delaware corporation, Managing Member of MALLOY ENERGY COMPANY, L.L.C., and that said instrument was signed on behalf of said limited liability company by authority of its Members and said appearer acknowledged said instrument to be the free act and deed of said limited liability company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

     [S E A L]

                              ------------------------------------------------
                              Notary Public in and for the State of
                                                                    ----------

                   SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "AGREEMENT") is made as of March 8, 2002, by and among BNP PARIBAS, as agent ("SENIOR AGENT") for the lenders (the "SENIOR LENDERS") party to the herewith defined Credit Agreement, MALLOY ENERGY COMPANY, L.L.C., a Delaware limited liability company ("SUBORDINATED CREDITOR"), GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company ("BORROWER"), GOODRICH PETROLEUM CORPORATION, a Delaware corporation ("GOODRICH"), and GOODRICH PETROLEUM COMPANY-LAFITTE, L.L.C., a Louisiana limited liability company ("LAFITTE", and collectively with Goodrich herein referred to as the "GUARANTORS").

     WHEREAS, Subordinated Creditor and Borrower have entered into a Loan Agreement of even date herewith (as amended, modified, supplemented, restated, extended or renewed from time to time, the "SUBORDINATED LOAN AGREEMENT"), pursuant to which Subordinated Creditor has agreed, among other things, to make certain loans and advances to Borrower in the maximum principal amount of $7,700,000 and Borrower has agreed, among other things, to assign, transfer and convey the Option Interests (as defined in the Subordinated Loan Agreement) to Subordinated Creditor in accordance with the terms and provisions of the Subordinated Loan Agreement and the Purchase Agreement (as defined in the Subordinated Loan Agreement and herein so called);

     WHEREAS, to secure the obligations under the Subordinated Loan Agreement, Borrower has granted and from time to time may grant to Subordinated Creditor a lien and security interest in certain assets of Borrower (the "SUBORDINATED COLLATERAL"), including, without limitation, certain oil and gas properties and related assets now owned or hereafter acquired by Borrower that constitute Senior Collateral (hereinafter defined);

     WHEREAS, Senior Agent, Senior Lenders and Borrower have previously entered into that certain Credit Agreement dated as of November 9, 2001 (as amended, modified, supplemented, restated, extended or renewed from time to time including, without limitation, pursuant to the First Amendment (hereinafter defined), the "CREDIT AGREEMENT"), by and among Senior Agent, Senior Lenders and Borrower pursuant to which, among other things, the Senior Lenders have agreed to make certain loans and other extensions of credit to Borrower;

     WHEREAS, to assure the payment and performance of the Obligation under the Credit Agreement, Guarantors executed a Guaranty Agreement dated as of November 9, 2001 (together with all modifications, amendments, renewals, extensions, and restatements thereof, the "GUARANTY AGREEMENT"), in favor of Senior Agent and the Senior Lenders;

     WHEREAS, to secure the "Obligation" (as such term is defined in the Credit Agreement and herein so called) under the Credit Agreement, Borrower and Guarantors have granted and from time to time may grant to Senior Agent, for the benefit of the Senior Lenders, a first priority lien and security interest in certain property and assets, including, without limitation, certain oil and gas properties and related assets now owned or hereafter acquired by Borrower and Lafitte and all of the capital stock of Borrower and Lafitte (such property and assets, together with any and all other collateral now or hereafter granted, assigned or pledged to Senior Agent or any Senior Lender at any time to secure the Obligation, and all products and proceeds of the foregoing, herein collectively referred to as the "SENIOR COLLATERAL");

     WHEREAS, at the request of and as an accommodation to Borrower and the Guarantors, Borrower, Guarantors, Senior Agent and the Senior Lenders are entering into that certain First Amendment to Credit Agreement of even date herewith (the "FIRST AMENDMENT") pursuant to which, among other things, certain covenants contained in the Credit Agreement have been modified and amended to permit Borrower to incur the indebtedness arising under the Subordinated Loan Agreement and to grant liens and security interests in favor of the Subordinated Creditor in the Subordinated Collateral to secure such indebtedness; and

     WHEREAS, as a condition precedent to Senior Agent's and each Senior Lender's agreement to enter into the First Amendment, Senior Agent has required that Subordinated Creditor, Borrower and Guarantors execute this Subordination and Intercreditor Agreement.

     NOW, THEREFORE, in consideration of the above recitals and the provisions set forth herein, Senior Agent (on behalf of the Senior Lenders), Subordinated Creditor, Borrower, and each Guarantor agree as follows:

     1. DEFINITIONS. Unless otherwise indicated, terms defined in the introductory paragraph of this Agreement or in the Recitals to this Agreement are used herein with their meaning as defined in such paragraph or Recitals; additionally, the following terms in this Agreement shall have the meanings indicated:

     "BLOCKAGE PERIOD" has the meaning assigned to such term in SECTION 4 of this Agreement.

     "OPTION INTERESTS" has the meaning assigned to such term in the Subordinated Loan Agreement.

     "PAYMENT DEFAULT" means the failure by the Borrower or any Guarantor to pay all or any portion of the Senior Debt when due, whether at maturity, by acceleration or otherwise.

     "SENIOR AGENT" means Senior Agent and its successors and assigns as "AGENT" under the Credit Agreement.

     "SENIOR DEBT" means: (a) the Obligation and all other indebtedness, liabilities, and obligations of every kind or nature, absolute or contingent, now or existing or hereafter arising, of Borrower, or any Guarantor, owed to Senior Agent or any Senior Lender or their affiliates under the Senior Documents, including, without limitation, the principal of, and interest on (including any interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding with respect to Borrower or any Guarantor, whether or not allowed as a claim in such proceeding), and all premiums, fees, charges, expenses, and indemnities arising under or in connection with, the Senior Documents; and (b) any modifications, amendments, refinancing, restatements, supplements, renewals, or extensions of any indebtedness, liability, or obligation described in the immediately preceding CLAUSE (A) above.

     "SENIOR DOCUMENTS" means the Credit Agreement, the Guaranty Agreement and any Swap Agreement (as defined in the Senior Loan Agreement) by and among Borrower and/or any Guarantor and Senior Agent or any Senior Lender or any of their affiliates and all mortgages, security agreements, documents, instruments and other agreements executed pursuant to or in connection therewith and providing security for the Credit Agreement, the Guaranty Agreement or such Swap Agreement, as applicable, and all amendments, modifications, renewals, extensions, supplements, refinancings, and restatements thereof.

     "SENIOR LENDERS" means the Senior Lenders, their respective successors and assigns, and any person or entity who refinances all or any portion of the Senior Debt.

     "SUBORDINATED CREDITOR" means Subordinated Creditor and its successors and assigns.

     "SUBORDINATED DOCUMENTS" means the Subordinated Loan Agreement, any promissory note evidencing the indebtedness thereunder, and the Subordinated Security Documents, together with all renewals, extensions, amendments, supplements, modifications, or restatements thereof.

     "SUBORDINATED MATURITY DATE" has the meaning assigned to such term in
SECTION 5 of this Agreement.

     "SUBORDINATED OBLIGATION" means the "Obligations" (as defined in the Subordinated Loan Agreement) and all other indebtedness and obligations now and from time to time hereafter owed by Borrower to Subordinated Creditor evidenced by or arising under the Subordinated Documents, including principal, interest, fees, and charges and all other present or future liabilities, indebtedness, or obligations of Borrower to Subordinated Creditor under the Subordinated Documents.

     "SUBORDINATED SECURITY DOCUMENTS" means any and all security agreements, mortgages, assignments, pledges, financing statements, documents, agreements or other encumbrances now or hereafter securing all or any part of the Subordinated Obligation (together with all now-existing or hereafter arising amendments, modifications, restatements, or modifications thereto).

     2. SUBORDINATION TO SENIOR DEBT. Notwithstanding any other provision of any Subordinated Documents, the Subordinated Obligation is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full of all Senior Debt. Except as and to the extent provided hereinafter, Subordinated Creditor will not ask, demand, sue for, take, or receive from Borrower or any Guarantor, by set-off or in any other manner, direct or indirect payment (whether in cash or property) of the whole or any part of the Subordinated Obligation, or any transfer of any property (including, without limitation, any transfer or conveyance of any Option Interest) in payment thereof or as security therefor (other than any collateral security taken in accordance with the terms of this Agreement), unless and until the Senior Lenders have no further commitment to extend any credit to Borrower under the Senior Documents and all Senior Debt has been indefeasibly paid in full.

     3. DISTRIBUTIONS IN LIQUIDATION AND BANKRUPTCY. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise of all or any part of the assets of Borrower or any Guarantor, or the proceeds thereof (including any assets now or hereafter securing any Subordinated Obligation), (i) upon any indebtedness of Borrower or any Guarantor as a result of the liquidation, dissolution, or other winding up, partial or complete, of Borrower or any Guarantor, (ii) as a result of any receivership, insolvency, or bankruptcy proceeding, or assignment for the benefit of creditors or marshaling of assets, or (iii) as a result of any proceeding by or against Borrower or any Guarantor for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions, or extensions, then and in any such event:

        (a) The Senior Lenders shall be entitled to receive payment in full of all Senior Debt before Subordinated Creditor shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Obligation;

        (b) Any payment or distribution of any kind or character, whether in cash, securities, or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Obligation shall instead be paid or delivered directly to Senior Agent for the benefit of the holders of the Senior Debt for application on the Senior Debt, whether then due or not due, until the Senior Debt shall have first been fully and indefeasibly paid in full and the Senior Lenders shall have no further commitment to extend any credit to Borrower or any Guarantor;

        (c) In the event that Subordinated Creditor shall not have filed a claim in any bankruptcy, insolvency, or similar proceeding with respect to Borrower or any Guarantor at least fifteen (15) days prior to the expiration of the time to file such claims, then Senior Agent, on behalf of Subordinated Creditor, shall be authorized to file a claim with respect to the Subordinated Obligation; and

        (d) Should any such direct or indirect payment be made to Subordinated Creditor upon or with respect to the Subordinated Obligation prior to the payment in full of the Senior Debt as provided herein, Subordinated Creditor will forthwith deliver the same to Senior Agent in precisely the form received (except for the endorsement or assignment by Subordinated Creditor where necessary) for application on the Senior Debt, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by Subordinated Creditor as property of the holders of the Senior Debt. In the event of failure of Subordinated Creditor to make any such endorsement or assignment, Senior Agent, and each of its officers and employees are hereby irrevocably authorized to make the same.

     4. PERMITTED PAYMENTS. Until such time as the Senior Debt is paid and performed in full and the Senior Lenders have no further commitments to extend credit to Borrower under the Senior Documents, Subordinated Creditor shall not receive or accept any payment from Borrower or any Guarantor with respect to the Subordinated Obligation without the prior written consent of Senior Agent; provided that, so long as Senior Agent has not delivered written notice to each of the Borrower and the Subordinated Creditor (a "BLOCKAGE NOTICE") that a "Default", "Potential Default", or Borrowing Base Deficiency (as each such term is defined in the Credit Agreement) exists (or would arise after giving effect to any such payment) under the Senior Debt or under the Senior Documents, Borrower may pay, and Subordinated Creditor may accept (i) payments consisting of accrued and unpaid interest owed under the Subordinated Loan Agreement (the "ACCRUED SUBORDINATED INTEREST"); (ii) principal payments on any outstanding loans made by Subordinated Creditor under the Subordinated Loan Agreement in an amount up to, and as a direct offset against, the sale price owed by Subordinated Creditor to Borrower for any Option Interest in the Potash Field (contemplated to be acquired by Borrower from Greka Energy, Inc.) in Plaquemines Parish, Louisiana if the closing of such acquisition by the Borrower is upon terms and conditions consistent with those previously disclosed to Senior Agent and occurs before April 30, 2002; (iii) principal payments on any outstanding loans made by Subordinated Creditor under the Subordinated Loan Agreement to finance the acquisition by Borrower of oil and gas properties in the State of Louisiana solely in an amount up to, and as a direct offset against, the sale price owed by Subordinated Creditor to Borrower for any sale to Subordinated Creditor of an Option Interest in such oil and gas properties which is consummated within ten (10) days of such acquisition by Borrower; and (iv) other payments of principal on any outstanding loans made by Subordinated Creditor under the Subordinated Loan Agreement (including, without limitation, any such payments made or deemed made in respect of the sale by Borrower of any Option Interests to Subordinated Creditor) so long as, in the case of this clause (iv), the "Committed Usage" (as such term is defined in the Credit Agreement as in effect on the date hereof) does not exceed (or would not exceed after giving effect to any such principal payment) eighty percent (80%) of the lesser of the "Commitments" or the then current "Borrowing Base" (as each of such terms is defined in the Credit Agreement), as such Borrowing Base may be redetermined by the Senior Agent and the Senior Lenders to reflect any sale of Option Interests giving rise to such payments; provided, however, that if such a "Default", "Potential Default" or "Borrowing Base Deficiency" exists, under the Senior Debt or under the Senior Documents, other than as a result of a Payment Default, for a period of 180 consecutive days after delivery of a Blockage Notice (a "BLOCKAGE PERIOD") and the Senior Lenders have not declared all Senior Debt to be due and payable within such time, Borrower may thereafter resume payments, and Subordinated Creditor may accept payments, of any amounts described in the immediately preceding CLAUSES (I) through (IV); provided, further, that during any 360-day consecutive period, only one such Blockage Period may commence; provided, moreover, that nothing contained in this Agreement shall limit the rights of Subordinated Creditor to take actions toward collection of the Subordinated Obligation or otherwise to enforce its rights and remedies with respect to the Subordinated Obligations (x) in accordance with and pursuant to
Section 5 of this Agreement or (y) upon at least fifteen (15) days prior written notice to Senior Agent, at any time or from time to time on or after the Subordinated Maturity Date subject to the rights of the Senior Agent and Senior Lenders to receive payment in full of all Senior Debt then due and payable prior to any payment of the Subordinated Obligation and the other rights of the Senior Agent and the Senior Lenders as provided in SECTIONS 3 and 8 hereof. No "Default", "Potential Default" or "Borrowing Base Deficiency" under the Senior Debt or under the Senior Documents giving rise to, or occurring during the first 120 consecutive days of, any Blockage Period shall be, or be made, the basis for any subsequent Blockage Period. During any Blockage Period the Senior Agent shall respond to reasonable inquiries by the Subordinated Creditor as to the amount and payment status of the Senior Debt.

     5. LIMITATION ON ACCELERATION OR EXERCISE OF REMEDIES PRIOR TO THE SUBORDINATED MATURITY DATE. Notwithstanding any other provision of this Agreement to the contrary, prior to the Subordinated Maturity Date unless the Senior Lenders have accelerated the maturity of the Senior Debt, Subordinated Creditor shall be prohibited from taking, except with the prior written consent of the Senior Agent, any action towards the collection of the Subordinated Obligation or the payment of any other amounts in respect of the Subordinated Obligation (x) during any Blockage Period or (y) during the sixty (60) day period after the occurrence of a Payment Default, including, without limitation:
(a) suing for payment of the Subordinated Obligation (including, without limitation, the commencement or joining with any other creditors of Borrower or any Guarantor in the commencement of any bankruptcy, reorganization, receivership, readjustment of debt, dissolution, liquidation, or insolvency proceeding against Borrower or any Guarantor), (b) exercising any right of set-off for the collection of any amounts due in respect of the Subordinated Obligation, or (c) commencing or prosecuting a Lien Enforcement Action; provided, however, that the Subordinated Creditor may, without the consent of the Senior Agent or any Senior Lender, accelerate the maturity of the Subordinated Obligation at any time in accordance with the Subordinated Loan Agreement; and provided, further, that from and after the stated maturity date of the loans made under the Subordinated Loan Agreement (the "SUBORDINATED MATURITY DATE"), the Subordinated Creditor may, upon at least fifteen (15) days prior written notice to Senior Agent, at any time and from time to time under all circumstances take any action (including a Lien Enforcement Action) available to it by agreement or otherwise, without the consent of the Senior Agent or any Senior Lender, to enforce its rights and remedies with respect to the Subordinated Obligation, subject only to the right of the Senior Lenders to receive payment in full of all Senior Debt then due and payable prior to any payment of the Subordinated Obligation, and subject to the provisions of Sections 3 and 8 hereof. "LIEN ENFORCEMENT ACTION" shall mean any action, whether legal, equitable, judicial, non-judicial, or otherwise, to enforce any lien, security interest, or other encumbrance now or in the future securing all or any Subordinated Obligation, including, without limitation, any repossession, foreclosure, public sale, private sale, or retention of all or any part of the collateral securing the Subordinated Obligation. Any Lien Enforcement Action taken by Subordinated Creditor shall be expressly undertaken, prosecuted, settled, compromised, or otherwise effected at all times subject to the senior and prior rights of Senior Agent and the Senior Lenders in and to any such collateral hereunder and under applicable law, and all such collateral or proceeds thereof, or rights obtained with respect thereto, shall be subject to the senior and prior rights of Senior Agent and the Senior Lenders hereunder and under applicable law.

     6. CONTINUING SUBORDINATION. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by Subordinated Creditor or any other holder of any Subordinated Obligation until the Senior Lenders have no further commitments to lend to Borrower and all of the Senior Debt shall have been indefeasibly paid in full. At any time and from time to time, without consent of or notice to Subordinated Creditor or any other holder of all or any portion of the Subordinated Obligation, and without impairing or affecting the obligations of any of them hereunder:

          (a) The time for Borrower's or any Guarantor's performance of, or compliance with, any of its agreements contained in the Senior Documents, or any other agreement, instrument, or document relating to the Senior Debt, may be modified or extended or such performance or compliance may be waived;

          (b) Senior Agent or any Senior Lender may exercise or refrain from exercising any rights under the Senior Documents, or any other agreement, instrument, or document relating to the Senior Debt;

          (c) The Senior Documents, or any other agreement, instrument, or document relating to the Senior Debt, may be revised, amended, or otherwise modified for the purpose of adding or changing any provisions thereof (including, without limitation, increases in the principal amount of loans to the Borrower or increases in the interest charges or fees), or changing in any manner the rights of Senior Agent or any Senior Lender, Borrower or any Guarantor, any other obligor of the Senior Debt;

          (d) Payment of the Senior Debt or any portion thereof may be extended, refunded, or refinanced or any notes evidencing such Senior Debt may be renewed in whole or in part;

          (e) The maturity of the Senior Debt may be accelerated, and any collateral security therefor or any other rights of Senior Agent or any Senior Lender may be exchanged, sold, surrendered, released, or otherwise dealt with, in accordance with applicable law and the terms of any present or future agreement with Borrower or any Guarantor, or any other obligor, and any other agreement of subordination (and the debt covered thereby) may be surrendered, released, or discharged, or the terms thereof modified or otherwise dealt with in any manner;

          (f) Any guarantor liable in any manner for payment of any Senior Debt may be released by holders of Senior Debt; and

          (g) Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Debt, as the same shall have been extended, renewed, modified, increased or refinanced.

     7. WAIVERS. Subordinated Creditor hereby waives, and agrees not to assert: (a) any right, now or hereafter existing, to require Senior Agent or any Senior Lender to proceed against or exhaust any collateral at any time securing the Senior Debt, or to marshal any assets in favor of Subordinated Creditor or any other holder of the Subordinated Obligation; and (b) any notice of the incurrence of Senior Debt, it being understood that Senior Agent or any Senior Lender may, in reliance upon these subordination provisions, make advances under the Senior Documents, or any other agreement, document, or instrument now or hereafter relating to the Senior Debt, without notice to or authorization of Subordinated Creditor.

     8. LIEN SUBORDINATION AND STANDBY. The parties hereto hereby agree that any lien, security interest, encumbrance, charge, or claim of Subordinated Creditor on any assets or property of Borrower or any Guarantor, or any proceeds or revenues therefrom which Subordinated Creditor may have at any time as security for any Subordinated Obligation shall be, and hereby is, subordinated to all liens, security interests, encumbrances, claims, or changes, now or hereafter granted to Senior Agent or any Senior Lender by Borrower or any Guarantor, notwithstanding the date or order of attachment or perfection of any such lien, security interest, encumbrance, or claim or charge or the provision of any applicable law. Until the Senior Lenders have no further commitment to extend credit to Borrower and Senior Agent and the Senior Lenders have received indefeasible payment in full of the Senior Debt, Subordinated Creditor agrees
(x) that, except as otherwise expressly provided in Sections 4 and 5 of this Agreement, the Subordinated Creditor will not, without the prior written consent of the Senior Agent, take any Lien Enforcement Action against any and all collateral for the Subordinated Obligation and (y) that Senior Agent, upon not less than fifteen (15) days prior written notice to the Subordinated Creditor with respect to any disposition or release of oil and gas properties, may release or dispose of any or all of the collateral for the Senior Debt, whether through judicial or nonjudicial proceedings in accordance with applicable law or pursuant to a consensual agreement between the Borrower and/or any Guarantor and Senior Agent or any Senior Lender regarding any such release or disposition and regardless of whether or not Subordinated Creditor has commenced any Lien Enforcement Action or other action or proceeding to collect the Subordinated Obligation with respect to such collateral, without consent by Subordinated Creditor including, without limitation, releasing any such collateral in connection with a sale or assignment by Borrower or such Guarantor (whether or not all or any portion of the net proceeds from such sale or assignment are used to repay the Senior Debt or the Subordinated Obligation), but excluding, however, any transaction whereby Senior Agent or any Senior Lender takes title thereto; provided, however, that nothing herein is intended to or does waive any right Subordinated Creditor may otherwise have to notice under applicable law; and provided further, however, that if at the time of any such release, sale or other disposition (i) a "DEFAULT" or an "EVENT OF DEFAULT" (each as defined in the Credit Agreement) has occurred and is continuing, (ii) the aggregate Net Disposition Amount (hereinafter defined) from the release, sale or other disposition of all such collateral since the occurrence of such Default or Event of Default, as the case may be, exceeds $7,500,000, and (iii) less than seventy-five percent (75%) of the Net Disposition Amount of any such release, sale or other disposition in excess of, in the aggregate, $7,500,000 is to be paid to or credited by the Senior Lenders and applied as a permanent reduction of the Senior Debt (or, if there is no outstanding indebtedness owed to the Senior Lenders, then to the Subordinated Obligation), no such release, sale or other disposition of any such collateral which also constitutes Subordinated Collateral may be consummated without the prior written consent of Subordinated Creditor. Subordinated Creditor agrees that any such sale, release or other disposition of collateral shall be made free and clear of any liens or security interests granted by holders of the Subordinated Obligation. Upon Senior Agent's request, Subordinated Creditor shall execute and deliver any releases or other documents and agreements that Senior Agent or Borrower, reasonably deems necessary to release or otherwise dispose of the collateral as provided herein free of Subordinated Creditor's interest in same. As used herein, the term "NET DISPOSITION AMOUNT" shall mean with respect to any sale, release or other disposition of collateral, including any foreclosure sale, the proceeds received from such sale, release or other disposition, net of the reasonable costs and expenses incurred in connection with such sale, release or other disposition.

     9. SUBROGATION. Until the Senior Lenders have no further commitment to extend credit to Borrower and the Senior Debt shall have been indefeasibly paid in full, Subordinated Creditor hereby agrees not to exercise any right of subrogation with respect to the rights of Senior Agent and the Senior Lenders to receive payments or distributions and with respect to any rights to any collateral for the Senior

Debt. Upon indefeasible payment in full of the Senior Debt and termination of any commitment of the Senior Lenders to lend or extend credit to the Borrower, Subordinated Creditor shall be subrogated, to the extent permitted by law, to all rights of the holders of Senior Debt.

     10. MODIFICATION OF SUBORDINATED OBLIGATION; TAKING OF ADDITIONAL SUBORDINATED COLLATERAL. Unless and until the Senior Lenders have no further commitment to extend credit to Borrower and all Senior Debt has been indefeasibly paid in full, Subordinated Creditor shall not (i) modify, amend or waive any term or provision of the Subordinated Loan Agreement (or enter into any other agreement which would have the effect of directly or indirectly modifying, waiving or amending any term or provision of the Subordinated Loan Agreement), in each case in a manner that increases the maximum principal amount of loans which may be made thereunder or the amount of any scheduled payment or amortization of the loans outstanding thereunder, or shortens the time when due for any such payment, or increases any rate or amount of interest, fees or other sums payable to Subordinated Creditor thereunder, or which results in the covenants, events of default, or other material terms and provisions contained therein being more restrictive on the Borrower than those in effect on the date hereof, in each case without the prior written consent of Senior Agent, or (ii) modify, amend or supplement any Subordinated Security Documents or enter into or accept any additional Subordinated Security Documents or take any other action which would result in each case in Subordinated Creditor obtaining liens and security interests on property or assets of the Borrower or any Guarantor which do not constitute Senior Collateral, without in each case providing at least thirty (30) days prior written notice thereof to Senior Agent describing, in reasonable detail, any such property or assets. The Borrower shall furnish to
(x) Senior Agent copies of all amendments, modifications and waivers of any of the terms or provisions of the Subordinated Documents within ten (10) days of the execution thereof, and (y) the Subordinated Creditor copies of all amendments, modifications and waivers of any of the terms or provisions of the Senior Documents within ten (10) days of the execution thereof.

     11. SUBORDINATION NOT IMPAIRED BY BORROWER OR GUARANTOR. No right of any holder of Senior Debt to enforce the subordination of the Subordinated Obligation shall be impaired by any act or failure to act by Borrower or any Guarantor.

     12. NO THIRD PARTY BENEFICIARIES. SECTIONS 2 through 11 of this Agreement are not intended to give or confer any rights to any person other than the holders of the Senior Debt and the Subordinated Creditor. No other party, including Borrower or any Guarantor, is intended to be a third party beneficiary of this Agreement, except that Borrower and each Guarantor shall comply with their respective agreements and obligations under this Agreement.

     13. REPRESENTATIONS AND WARRANTIES. Subordinated Creditor hereby represents and warrants that: (a) the execution and delivery of this Agreement and the performance by Subordinated Creditor of its obligations hereunder have received all necessary approvals, corporate or otherwise, and do not and will not contravene or conflict with any provision of law or any provision of any indenture, instrument, or other agreement to which Subordinated Creditor is a party or by which it or its property may be bound or affected; (b) Subordinated Creditor has full power, authority, and legal right to make and perform this Agreement; (c) Subordinated Creditor has not assigned or transferred any indebtedness owing by Borrower or any Guarantor, or any of the collateral for the Subordinated Obligation and Subordinated Creditor will not assign or transfer same unless (i) such assignee or transferee expressly assumes the obligations of Subordinated Creditor hereunder and agrees to be bound hereby, and (ii) Subordinated Creditor shall have given at least ten days prior written notice to Senior Agent at the address set forth by its signature below (unless otherwise notified in writing by Senior Agent); and (d) this Agreement is the legal, valid, and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms.

     14. NO WAIVER. No failure on the part of Senior Agent or any Senior Lender to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Agreement may not be amended or modified except by written agreement of Senior Agent, Subordinated Creditor, Borrower and the Guarantors, and no consent or waiver hereunder shall be valid unless in writing and signed by the party to be charged thereby.

     15. SUCCESSOR AND ASSIGNS. This Agreement, and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors, and assigns.

     16. GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                   BNP PARIBAS, as Senior Agent


Notice Address:                    By:
                                          --------------------------------------
                                   Name:
1200 Smith Street, Suite 3100      Title:
Houston, Texas 77002
Attention:  Mr. Brian M. Malone



                                    GOODRICH PETROLEUM COMPANY, L.L.C.,
                                    as Borrower


Notice Address:                     By:
                                          --------------------------------------
                                    Name:
815 Walker Street                   Title:
Houston, Texas 77002
Attention:  Mr. Robert C. Turnham



                                    GOODRICH PETROLEUM COMPANY -
                                    LAFITTE, L.L.C., as a Guarantor


Notice Address:                     By:
                                          --------------------------------------
                                    Name:
815 Walker Street                   Title:
Houston, Texas 77002
Attention:  Mr. Robert C. Turnham

                                    GOODRICH PETROLEUM CORPORATION,
                                    as a Guarantor


Notice Address:                     By:
                                          --------------------------------------
                                    Name:
815 Walker Street                   Title:
Houston, Texas 77002
Attention:  Mr. Robert C. Turnham


                                    MALLOY ENERGY COMPANY, L.L.C.,
                                    as Subordinated Creditor

                                    By:  Malloy Oil and Gas Corporation
                                         Managing Member

Notice Address:                     By:
                                          --------------------------------------
                                          Patrick E. Malloy, III
                                          President
Bay Street at the Waterfront
P.O. Box 1979
Sag Harbor, NY  11963
Attn:  Mr. Patrick E. Malloy, III